SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 28, 2003

Date of report (Date of earliest event reported)

Avici Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-30865	02-0493372
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Billerica Avenue

North Billerica, Massachusetts 01862

(Address of Principal Executive Offices)

(978) 964-2000

Registrant’s telephone number, including area code

Exhibit Index Located on Page 4

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

The following financial statements and exhibits are filed as part of this report, where indicated:

(a)	Financial statements of the business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release dated March 28, 2003.

Item 9.    Regulation FD Disclosure. (The information below is being provided under Item 12. Results of Operations and Financial Condition.)

On March 28, 2003, Avici Systems Inc. (the “Company”) issued a press release announcing that the Company filed its Annual Report on Form 10-K with the Securities and Exchange Commission for its year ended December 31, 2002. In doing so, the Company said that it has revised its 2002 quarterly and full year charges related to non-cash stock based compensation expense, and accordingly, has reduced its GAAP net loss and net loss per share. The revision had no effect on the Company’s previously announced cash balances or shareholders’ equity.

The Company’s press release is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICI SYSTEMS INC.

Date: March 28, 2003	By:	/s/ PAUL F. BRAUNEIS
Paul F. Brauneis Chief Financial Officer, Treasurer, Senior Vice President of Finance and Administration and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 28, 2003.